As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-182790

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Lease Finance Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	22-3059110 (I.R.S. Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(310) 788-1999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick I. Ross, Esq.
International Lease Finance Corporation
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(310) 788-1999
(Name, address and telephone number, including area code, of agent for service)

With a copy to: Craig F. Arcella, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: Not applicable.   Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (File No. 333-182790) (the “Registration Statement”) of International Lease Finance Corporation, a California corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 20, 2012.  The Registration Statement registered an indeterminate amount of unsecured debt securities of the Company.

The Company has terminated any and all offerings of its securities pursuant to the Registration Statement.  Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with the undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 30, 2015.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Wouter Marinus den Dikken
Name:	Wouter Marinus den Dikken
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, effective as of March 30, 2015.

Signature	Title

/s/ Wouter Marinus den Dikken	Director & Chief Executive Officer
Wouter Marinus den Dikken	(Principal Executive Officer)

/s/ Najim Chellioui	Director & Treasurer
Najim Chellioui	(Principal Financial Officer & Principal Accounting Officer)

/s/ Sean Sullivan	Director & Senior Vice President
Sean Sullivan